EXHIBIT 23.1
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                  KPMG LLP
                  CHARTERED ACCOUNTANTS                Telephone  (403) 691-8000
                  200-205 5 Avenue SW                  Fax        (403) 691-8008
                  Calgary AB  T2P 4B9                  Internet      www.kpmg.ca




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to use of our audit report dated February 22, 2005, except for notes 2(l), 2(m), 7 and 9, which are as at August 11, 2005, on the amended consolidated balance sheets of Advantage Energy Income Fund as at December 31, 2004 and 2003, and the amended consolidated statements of income and accumulated income and cash flows for each of the years then ended, and our audit report dated November 14, 2005 on the related supplemental note entitled "Reconciliation of Financial Statements to United Stated Generally Accepted Accounting Principles", which are included herein.

(Signed) KPMG LLP

Chartered Accountants

Calgary, Canada
November 14, 2005








            KPMG LLP, a Canadian owned limited liability partnership, is the Canadian member firm of KPMG International, a Swiss association